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                                                                      EXHIBIT 23


                   [Letterhead of PricewaterhouseCoopers LLP]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement of Cybex Computer Products Corporation on Form S-8 (File No. 333-10989) of our reports dated May 3, 1999, on our audits of the consolidated financial statements and financial statement schedule of Cybex Computer Products Corporation as of March 31, 1998 and 1999, and for each of the three years in the period ended March 31, 1999.

PRICEWATERHOUSECOOPERS LLP

Birmingham, Alabama
June 21, 1999



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